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                                                                   EXHIBIT 21.0



                        INTELLIGENT SYSTEMS CORPORATION

           LIST OF PRINCIPAL SUBSIDIARY COMPANIES AS OF MARCH 1, 1999


        SUBSIDIARY NAME                                                  STATE OF ORGANIZATION
        ---------------                                                  ---------------------

ChemFree Corporation                                                            Georgia
HumanSoft LLC                                                                   Georgia
JK, Inc.                                                                        Wyoming
PsyCare America, LLC dba Rapha or Rapha Treatment Centers                       Georgia
QS Technologies, Inc.                                                           Georgia
Quadram Corporation                                                             Georgia